Exhibit - 10.1

FIRST AMENDMENT OF
OLD SECOND BANCORP, INC.
EMPLOYMENT AGREEMENT WITH JAMES ECCHER

This **First Amendment of Employment Agreement** (the "**First Amendment**") is made and entered into as of September 1, 2017 (the "**Effective Date**"), by and between Old Second Bancorp, Inc., a Delaware corporation (the "**Company**"), and James Eccher ("**Executive**," and together with the Company, the "**Parties**").

RECITALS

A. The Parties have made and entered into that certain Employment Agreement dated September 16, 2014 (the "**Employment Agreement**").

B. Pursuant to Section 11 of the Employment Agreement, the Employment Agreement may be amended by written agreement signed by the Parties.

C. The Company desires to continue to employ Executive, and Executive desires to continue in employment with the Company, pursuant to the terms of the Employment Agreement as amended by this First Amendment.

AGREEMENT

In consideration of the foregoing and the mutual promises and covenants of the Parties set forth in this First Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby expressly agree as follows:

1. The existing Section 6(a) of the Employment Agreement shall be deleted and replaced with the following new Section 6(a):

"(a) Confidential Information.

(i) During the Term and following the Termination Date, Executive shall not directly or indirectly use, disclose, copy, or make lists of Confidential Information for the benefit of anyone other than the Company, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Company, or required by law. If Executive receives a subpoena or other court order or is otherwise required by law to provide information to a governmental authority or other person concerning the activities of the Company or its Affiliates, or Executive's activities in connection with the business of the Company or its Affiliates, Executive shall immediately notify the Company of such subpoena, court order, or other requirement and deliver forthwith to the Company a copy thereof and any attachments and non-privileged correspondence related thereto.

(ii) Executive acknowledges and agrees that, notwithstanding any provisions in this Agreement or any Company policy applicable to the unauthorized use or disclosure of trade secrets, Executive is hereby notified that, pursuant to the Defend Trade Secrets Act of 2016 (Pub. Law 114-153), Executive shall not be held criminally or civilly liable

under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, municipal or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law. Executive also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Nothing in this Agreement shall be construed to authorize, or limit liability for, an act that is otherwise prohibited by law, such as the unlawful access of material by unauthorized means.

(iii) Executive acknowledges and agrees that nothing contained in this Agreement limits Executive's ability to file, pursuant to any applicable whistleblower statute or program (each, a '**Whistleblower Program**'), a charge or complaint with any federal, state, municipal or local governmental agency or commission ('**Government Agencies**'). Executive further understands that this Agreement does not limit Executive's ability to communicate or cooperate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing information, without notice to the Company. This Agreement also does not limit Executive's right to receive financial incentive pursuant to a Whistleblower Program for information provided to any Government Agencies."

2. In all other respects the Employment Agreement shall remain in full force and effect

[Signature page follows]

In witness whereof, as of the Effective Date, the Company has caused this First Amendment to be executed by its duly authorized representative and Executive has signed this First Amendment.

OLD SECOND BANCORP, INC.	**EXECUTIVE**
BY: ______________________	______________________
[Name]	**James Eccher**
[Title]	